Filed in the office of         Document Number
                             /s/Ross Miller                 20070305883-96
                             Ross Miller                    Filing Date and Time
                             Secretary of State             05/01/2007 12:00 PM
                             State of Nevada                Entity Number
                                                            C8188-2002





ROSS MILLER
Secretary of State
204 North Carson Street, **X** 1
Carson City, Nevada 89701-4296
(778) 684- 5708
Webside:www.secretaryofthestate.biz



    Certificate of Amendment
----------------------------------
(PURSUANT TO NRS 78.385 AND 78.390)




USE BLACK INK ONLY * DO NOT HIGHLIGHT        ABOVE SPACE IS FOR OFFICE USE ONLY



             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporation
         --------------------------------------------------------------
         (Pursuant to NRS 78.385 and 78.390 . After Issuance of Stock)

1.   Name of Corporation:

     CHINA HEALTH HOLDING, INC.
________________________________________________________________________________

2. The articles have been amended as follows (provide article numbers, if available):

     ARTICLE I. IS HEREBY SUPERCEDED AND REPLACED AS FOLLOWS: THE NAME OF THE CORPORATION IS CHINA HOLDINGS, INC.
________________________________________________________________________________

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of Incorporation have voted in favor of the amendment is:

________________________________________________________________________________

4.
     Effective date of filing (optional):

________________________________________________________________________________

5.   Officer Signature (Required):


     /s/
     --------------------------



*If any proposed amendment would alter or change any preference or any relative or other right given to any dass or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

                                 STATE OF NEVADA





ROSS MILLER                                               SCOTT W. ANDERSON
Secretary of State                                         Deputy Secretary
                                                       for Commercial Recordings




                        OFFICE OF THE SECRETARY OF STATE


                             Filing Acknowledgement


                                                                     May 1, 2007


Job Number                            Corporation Number
C20070501-1928                        C8188-2002


Filing Description         Document Filing Number       Date/Time of Filing
Amendment                  20070305883-96               May 1, 2007 12:00:32 PM


Corporation Name           Resident Agent
CHINA HOLDINGS, INC.       NEVADA CORPORATE
                           HEADQUARTERS, INC.


The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.




                                       Respectfully,


                                       /s/ ROSS MILLER
                                       --------------------------
                                       ROSS MILLER
                                       Secretary of State










                          Commercial Recording Division
                              202 N. Carson Street
                         Carson City, Nevada 89701-4069
                            Telephone (775) 684-5708
                               Fax (775) 684-7138